EXHIBIT 23.1

CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in this Registration Statement on Form S-8 pertaining to the 1995 Directors’ Stock Option Plan of Landec Corporation, of our report dated August 1, 2003, with respect to the consolidated financial statements and schedules of Landec Corporation included in its annual report (Form 10-K) for the seven month period ended May 25, 2003, filed with the Securities and Exchange Commission.

                                                                                                                                /s/ ERNST & YOUNG LLP

San Jose, California

October 22, 2003